UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2008

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

200 Riverfront Boulevard
Elmwood Park, New Jersey		07407
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual meeting of the stockholders of Sealed Air Corporation (the “Company”) held on May 20, 2008, the Company’s stockholders approved the amended 2005 Contingent Stock Plan of Sealed Air Corporation (the “Contingent Stock Plan”).  The Contingent Stock Plan provides for awards of equity-based compensation, including restricted stock, restricted stock units, performance share units and cash awards measured by share price, to executive officers and other key employees of the Company and its subsidiaries, as well as to U.S.-based key consultants to the Company.  As set forth in the Company’s Proxy Statement for the 2008 annual meeting, as part of the new annual incentive plan approved by the Organization and Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors on February 19, 2008, prior to the start of each performance year, each of the Company’s executive officers and other key executives designated by the Compensation Committee are eligible to elect to receive all or a portion of their annual cash bonus for that year, in increments of 25% of the annual bonus, as an award of restricted stock or restricted stock units under the Contingent Stock Plan in lieu of cash. The portion provided as an equity award may be given a premium to be determined by the Compensation Committee. The Company refers to these awards as “Stock Leverage Opportunity” awards. For 2008 and 2009, the Compensation Committee has approved a 25% premium for the portion of the annual cash bonuses for those years, if any, that is provided as an equity award.

On November 18, 2008, the Compensation Committee approved the following forms of agreement:  (i) Form of Restricted Stock Agreement for awards pursuant to the Stock Leverage Opportunity provision of the Company’s annual incentive plan (attached hereto as Exhibit 10.1 and incorporated herein by reference); and (ii) Form of Restricted Stock Unit Agreement for awards pursuant to the Stock Leverage Opportunity provision of the Company’s annual incentive plan (attached hereto as Exhibit 10.2 and incorporated herein by reference).  These forms of agreement contain two-year periods of restriction.  During the periods of restriction, the restricted stock or restricted stock units granted under these agreements shall be forfeited on termination of employment with the Company, other than as a result of the employee’s death, disability or retirement, with limited exceptions.  Until the end of the applicable periods of restriction the restricted stock or restricted stock units may not be sold, transferred, pledged or encumbered. The periods of restriction are subject to change in control provisions.

During 2008, the Compensation Committee has also approved the following amended forms of agreement:  (i) Form of Restricted Stock Agreement, as amended, under the Contingent Stock Plan (attached hereto as Exhibit 10.3 and incorporated herein by reference); (ii) Form of Restricted Stock Unit Agreement, as amended, under the Contingent Stock Plan (attached hereto as Exhibit 10.4 and incorporated herein by reference); and (iii) Form of Cash Award Agreement, as amended, under the amended Contingent Stock Plan (attached hereto as Exhibit 10.5 and incorporated herein by reference).  These forms of agreement provide for awards of restricted stock, restricted stock units and cash awards, respectively, under the Contingent Stock Plan. The cash awards are measured by the fair market value of shares of the Company’s common stock. These forms of agreement contain three-year periods of restriction.  During the periods of restriction, the awards granted under these agreements shall be forfeited on termination of employment with the Company, other than as a result of the employee’s death or disability, with limited exceptions.  Until the end of the applicable periods of restriction the awards may not be sold, transferred, pledged or encumbered. The periods of restriction are subject to change in control provisions.

The Company’s principal executive officer, principal financial officer and other “named executive officers” for whom disclosure was required pursuant to Item 402(c) of Regulation S-K under the Exchange Act, in the Company’s proxy statement for the 2008 annual meeting of stockholders, are eligible to participate in the Contingent Stock Plan and the Stock Leverage Opportunity, together with other Company officers as well as key employees selected for participation by the Compensation Committee.

Item 9.01                       Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description
10.1	Form of Restricted Stock Agreement, approved December 18, 2008, for awards pursuant to the Stock Leverage Opportunity provision of the Company’s annual incentive plan.
10.2	Form of Restricted Stock Unit Agreement, approved December 18, 2008, for awards pursuant to the Stock Leverage Opportunity provision of the Company’s annual incentive plan.
10.3	Form of Restricted Stock Agreement, as amended, under the amended 2005 Contingent Stock Plan of Sealed Air Corporation.
10.4	Form of Restricted Stock Unit Agreement, as amended, under the amended 2005 Contingent Stock Plan of Sealed Air Corporation.
10.5	Form of Cash Award Agreement, as amended, under the amended 2005 Contingent Stock Plan of Sealed Air Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ H. Katherine White
	Name:	H. Katherine White
	Title:	Vice President, General Counsel and Secretary

Dated: December 24, 2008

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Restricted Stock Agreement, approved December 18, 2008, for awards pursuant to the Stock Leverage Opportunity provision of the Company’s annual incentive plan.
10.2	Form of Restricted Stock Unit Agreement, approved December 18, 2008, for awards pursuant to the Stock Leverage Opportunity provision of the Company’s annual incentive plan.
10.3	Form of Restricted Stock Agreement, as amended, under the amended 2005 Contingent Stock Plan of Sealed Air Corporation.
10.4	Form of Restricted Stock Unit Agreement, as amended, under the amended 2005 Contingent Stock Plan of Sealed Air Corporation.
10.5	Form of Cash Award Agreement, as amended, under the amended 2005 Contingent Stock Plan of Sealed Air Corporation.